Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Grand Canyon Education, Inc.:

We consent to the incorporation by reference in the registration statement (Nos. 333-155973, 333-165019, 333-179611, and 333-218740) on Form S-8 of our reports dated February 19, 2025, with respect to the consolidated financial statements of Grand Canyon Education, Inc. and subsidiaries and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Phoenix, Arizona
February 19, 2025